Fuel Doctor, LLC.

June 30, 2011 and 2010

FUEL DOCTOR, LLC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2011	December 31, 2010
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$213,309	$11,640
Accounts receivable	270,547	72,261
Inventories	1,051,452	1,404,478
Deferred sponsorship cost	466,669	-
Advance on purchases	150,000	-
Travel advances to managing member	33,145	35,012
Prepaid income tax	1,726	1,726

Total Current Assets	2,186,848	1,525,117

INVESTMENT	-	-

OFFICE EQUIPMENT:
Office equipment	35,961	4,840
Accumulated depreciation	(5,519)	(1,062)
Office equipment, net	30,442	3,778

SECURITY DEPOSIT	7,244	3,210

Total Assets	$2,224,534	$1,532,105

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$253,292	$334,181
Credit cards payable	16,654	64,444
Loan payable	76,000	-
Loans payable - related parties	420,000	-
Working capital advances	847,500	-
Due to factor	112,264	-
Advance from managing member	-	2,501
Accrued expenses and other current liabilities	400,444	94,352

Total Current Liabilities	2,126,154	495,478

LONG TERM DEBT	101,732	101,732
LONG TERM DEBT - RELATED PARTIES	332,500	541,826

Total Long Term Liabilities	434,232	643,558

Total Liabilities	2,560,386	1,139,036

EQUITY (DEFICIT)
MEMBERS' EQUITY (DEFICIT):
Members' capital	3,777,794	3,353,468
Accumulated deficit	(4,113,646)	(2,960,399)

Total Members' Equity (Deficit)	(335,852)	393,069

NONCONTROLLING INTEREST IN SUBSIDIARY	-	-

Total Liabilities and Equity (Deficit)	$2,224,534	$1,532,105

See accompanying notes to the consolidated financial statements.

FUEL DOCTOR, LLC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Six Months	For the Six Months
	Ended	Ended
	June 30, 2011	June 30, 2010
	(Unaudited)	(Unaudited)

NET REVENUES	$618,305	$359,864

COST OF GOODS SOLD
Cost of goods sold	399,039	307,538
Inventory obsolescence adjustments	52,580	-

Total cost of goods sold	451,619	307,538

GROSS PROFIT	166,686	52,326

OPERATING EXPENSES:
Advertising and promotion	706,275	621,319
Commission	42,077	170,687
Compensation - managing member	136,800	149,513
Product samples	19,042	1,565
Professional fees	199,338	82,861
Rent expenses	26,973	15,100
Research and development	-	25,000
General and administrative expenses	175,211	144,154

Total operating expenses	1,305,716	1,210,199

LOSS FROM OPERATIONS	(1,139,030)	(1,157,873)

OTHER (INCOME) EXPENSE:
Interest expense	14,236	-
Other (income) expense	(19)	-

Other (income) expense, net	14,217	-

LOSS BEFORE TAXES	(1,153,247)	(1,157,873)

INCOME TAX PROVISION	-	-

LOSS BEFORE NONCONTROLLING INTEREST	(1,153,247)	(1,157,873)

NONCONTROLLING INTEREST	-	-

NET LOSS	$(1,153,247)	$(1,157,873)

Pro Forma Financial Information:

LOSS BEFORE TAXES	(1,153,247)	(1,157,873)

INCOME TAX PROVISION	-	-

LOSS BEFORE NONCONTROLLING INTEREST	(1,153,247)	(1,157,873)

NONCONTROLLING INTEREST	-	-

NET LOSS	$(1,153,247)	$(1,157,873)

See accompanying notes to the consolidated financial statements.

FUEL DOCTOR, LLC.

CONSOLIDATED STATEMENT OF EQUITY (DEFICIT)
FOR THE PERIOD MAY 5, 2009 (INCEPTION) THROUGH JUNE 30, 2011
(Unaudited)

			Total Fuel
			Doctor		Total
	Members'	Accumulated	LLC Members'	Noncontrolling	Equity
	Capital	Deficit	Equity	Interest	(Deficit)
May 5, 2009 ( inception )	$-	$-	$-	$-	$-

Members' capital contribution	873,678	-	873,678	-	873,678

Net loss	-	(475,263)	(475,263)	-	(475,263)

Balance, December 31, 2009	873,678	(475,263)	398,415	-	398,415

Members' capital contribution	2,479,790	-	2,479,790	-	2,479,790

Net loss	-	(2,485,136)	(2,485,136)	-	(2,485,136)

Balance December 31, 2010	3,353,468	(2,960,399)	393,069	-	393,069

Members' capital contribution	215,000	-	215,000	-	215,000

Forgiveness of debt from managing member	209,326	-	209,326	-	209,326

Net loss	-	(1,153,247)	(1,153,247)	-	(1,153,247)

Balance June 30, 2011	$3,777,794	$(4,113,646)	$(335,852)	$-	$(335,852)

See accompanying notes to the consolidated financial statements.

FUEL DOCTOR, LLC.

 CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months	For the Six Months
	Ended	Ended
	June 30, 2011	June 30, 2010
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,153,247)	$(1,157,873)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	4,457	284
Changes in operating assets and liabilities:
Accounts receivable	(198,286)	(54,931)
Inventories	328,343	(1,170,327)
Inventories	(466,669)	-
Advance on purchases	(150,000)	-
Travel advances to managing member	1,867	-
Prepaid income tax	-	(1,600)
Security deposit	(4,034)	(7,200)
Accounts payable	(80,889)	324,314
Credit cards payable	(47,790)	42,256
Accrued expenses and other current liabilities	306,092	-

NET CASH USED IN OPERATING ACTIVITIES	(1,460,156)	(2,025,077)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of office equipment	(6,438)	(4,590)

NET CASH USED IN INVESTING ACTIVITIES	(6,438)	(4,590)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	76,000	324,989
Proceeds from loans payable - related parties	420,000	-
Proceeds from working capital advances	847,500	-
Proceeds from factor	112,264	-
Repayment of advance from managing member	(2,501)	-
Proceeds from long-term debt	-	101,732
Capital contribution	215,000	1,723,290

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,668,263	2,150,011

NET CHANGE IN CASH	201,669	120,344

Cash at beginning of period	11,640	25,558

Cash at end of period	$213,309	$145,902

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

NON CASH FINANCING AND INVESTING ACTIVITIES:
Forgiveness of loan from managing member	$209,326	$-
Reclassification of inventory as property and equipment	$24,683	$-

See accompanying notes to the consolidated financial statements.

Fuel Doctor, LLC.

June 30, 2011 and 2010

Notes to the Consolidated Financial Statements

(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

Fuel Doctor, LLC. (the “Company”) was organized on May 5, 2009 under the laws of the State of California. The Company engages in the design, marketing and distribution of auto accessories.

Formation of Fuel Doctor Fuel Stations, LLC

On November 16, 2010, the Company formed Fuel Doctor Fuel Stations, LLC (“Fuel Stations”) under the laws of the State of California, whereby the Company owns 60% of the equity interest.  Fuel Stations plans to operate businesses associated with the sale and distribution of a gasoline, food and beverage market, and associated Fuel Doctor products.  As of June 30, 2011, Fuel Stations was inactive.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation - unaudited interim consolidated financial information

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year.  These consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2010 and notes thereto contained in the information filed as part of the Company’s Current Report on Form 8-K.

Principles of consolidation

The consolidated financial statements include all accounts of the Company as of June 30, 2011 and 2010, and for the interim periods then ended; all accounts of Fuel Stations as of June 30, 2011, and for the interim period then ended.  All inter-company balances and transactions have been eliminated.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation.   These reclassifications had no effect on reported losses.

Use of estimates and assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; allowance for doubtful accounts; inventory valuation and obsolescence including values assigned and the market value of inventories; the carrying value, recoverability and impairment, if any, of long-lived assets, including the values assigned and the estimated useful lives of office equipment; interest rates, income tax rate, income tax provision and valuation allowance of deferred tax assets and the assumption that the Company will continue as a going concern.  These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, the estimates are adjusted accordingly.  Actual results could differ from the estimates.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.   The three levels of fair value hierarchy defined by paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, advance on purchases, prepaid income taxes, accounts payable, credit cards payable, accrued expenses and other current liabilities approximate their fair values because of the short maturity of these instruments.

The Company’s long-term debt approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at June 30, 2011 and December 31, 2010.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholders due to their related party nature.

Fair value of non-financial assets or liabilities measured on a recurring basis

The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include office equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; and (v) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of income.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Outstanding account balances are reviewed individually for collectability.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.  Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

There was no allowance for doubtful accounts at June 30, 2011 or December 31, 2010.

The Company does not have any off-balance-sheet credit exposure to its customers.

Advance on purchases

Advance on purchases primarily represent amounts paid to its vendor for future delivery of products ranging from three (3) months to nine (9) months, all of which were fully or partially refundable depending upon the terms and conditions of the purchase agreements.

Inventories

The Company values inventories, consisting of purchased goods for resale, at the lower of cost or market.  Cost is determined using the weighted average cost method.  The Company reduces inventories for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value.  Factors utilized in the determination of estimated market value include (i) current sales data and historical return rates, (ii) estimates of future demand, (iii) competitive pricing pressures, (iv) new product introductions, (v) product expiration dates, and (vi) component and packaging obsolescence.

The Company evaluates its current level of inventories considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventories to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

Deferred costs

Deferred costs represent the cost to sponsor the advertising campaign for 2011 NASCAR race season.  Deferred cost is carried at cost and amortized on a straight-line basis over the life of the sponsorship.

Office equipment

Office equipment is recorded at cost. Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred. Depreciation of office equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years.  Upon sale or retirement of office equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Investment

Investments - equity method and joint venture

The Company follows Topic 323 of the FASB Accounting Standards Codification to account for investment in stock of entities as a result of its ability to exercise significant influence over the operating and financial policies of these affiliates. Under ASC 323, investments of this nature are recorded at original cost and adjusted periodically to recognize its proportionate share of the entity's net income or losses after the date of investment. When net losses from an investment accounted for under the equity method exceed its carrying amount, the investment balance is reduced to zero and additional losses are not recorded.

Investments - other

The Company follows Subtopic 325-20 of the FASB Accounting Standards Codification to account for its ownership interest in noncontrolled entities, particularly foreign. Under ASC 325-20, investments of this nature are initially recorded at cost. Income is recorded for dividends received that are distributed from net accumulated earnings of the investee subsequent to the date of investment. Dividends received in excess of earnings subsequent to the date of investment are considered a return of investment and are recorded as reductions in the cost of the investment. Investments are written down only when there is clear evidence that a decline in value that is other than temporary has occurred.

The Company records no value for its 5% ownership in its major foreign vendor A to Z Innovations Limited received on May 19, 2009 at no cost.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a) the nature of the relationship(s) involvedb)  description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. mounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Non-controlling interest

The Company follows paragraph 810-10-65-1 of the FASB Accounting Standards Codification to report the non-controlling interest in Fuel Stations, its majority owned subsidiary in the consolidated balance sheets within the equity section, separately from the Company’s members’ equity.  Non-controlling interest represents the non-controlling interest holder’s proportionate share of the equity of the Company’s majority-owned subsidiary, Fuel Stations.  Non-controlling interest is adjusted for the non-controlling interest holder’s proportionate share of the earnings or losses and the non-controlling interest continues to be attributed its share of losses even if that attribution results in a deficit non-controlling interest balance.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv)collectability is reasonably assured.

The Company derives its revenues from sales contracts with customers with revenues being generated upon the shipment of goods.  Persuasive evidence of an arrangement is demonstrated via sales invoice or contract; product delivery is evidenced by warehouse shipping log as well as third party shipping companies and title transfers upon shipment, based on free on board (“FOB”) warehouse terms; the sales price to the customer is fixed upon acceptance of the signed purchase order or contract and there is no separate sales rebate, discount, or volume incentive.  When the Company recognizes revenue, no provisions are made for returns because, historically, there have been very few sales returns and adjustments that have impacted the ultimate collection of revenues.

Shipping and handling costs

The Company accounts for shipping and handling fees in accordance with paragraphs 605-45-45-19 through 605-45-45-23 of the FASB Accounting Standards Codification.  While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of goods sold as incurred.

Advertising costs

Advertising costs are expensed as incurred.

Research and development

The Company follows paragraph 730-10-25-1 of the FASB Accounting Standards Codification and paragraph 730-20-25-11 of the FASB Accounting Standards Codification for research and development costs.  Research and development costs are charged to expense as incurred.  Research and development costs consist primarily of remuneration for research and development staff, depreciation and maintenance expenses of research and development equipment, material and testing costs for research and development as well as research and development arrangements with unrelated third party research and development institutions.  The research and development arrangements usually involve one specific research and development project.  Often times, the Company makes non-refundable advances upon signing of these arrangements.  The Company adopted paragraph 730-20-25-13 and 730-20-35-1 of the FASB Accounting Standards Codification for these non-refundable advances.  Non-refundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized.  Such amounts are recognized as an expense as the related goods are delivered or the related services are performed.  The management continues to evaluate whether the Company expect the goods to be delivered or services to be rendered.  If the management does not expect the goods to be delivered or services to be rendered, the capitalized advance payment are charged to expense.

Income taxes

The Company is an LLC.  The operating results of the LLC are included in the tax returns of the Company’s members.

Unaudited pro forma income tax information

The operating results of the LLC were included in the tax returns of the Company’s members for income tax purposes.  The unaudited pro forma income tax amounts, deferred tax assets and income tax rate included in the accompanying consolidated statements of operations and the income taxes note reflect the provision for income taxes which would have been recorded if the Company had been incorporated as a C Corporation as of the beginning of the first date presented.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, which classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”).  This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•

An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•

In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•

Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “ Comprehensive Income (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all nonowner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit at June 30, 2011, had a net loss and net cash used in operating activities for the interim period then ended.

While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be sufficient to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – INVENTORIES

Inventories at June 30, 2011 and December 31, 2010 consisted of the following:

	June 30, 2011	December 31, 2010

Finished goods	$1,051,452	$1,404,478

	$1,051,452	$1,404,478

Slow-moving or obsolescence markdowns

The Company regularly reviews its finished goods to determine potential slow-moving or obsolescence, and when necessary, records a provision for excess or obsolete inventories based primarily on (i) its current level of inventories, (ii) historical and current sales data, (iii) estimates of future demand, (iv) new product introductions, (v) product expiration dates, and (vi) component and packaging obsolescence.

The Company recorded $52,580 and $0 of inventory obsolescence adjustments for the interim period ended June 30, 2011 and 2010, respectively.

Lower of cost or market adjustments

In addition to review of potential inventories slow-moving or obsolescence the Company compares the cost of inventory with its estimated market value, and reduces the amount of the carrying value of inventories, equal to the difference between the cost of the inventory and its estimated market value.  Major factors utilized in the determination of estimated market value include (i) current market price, (ii) estimates of future demand, and (iii) competitive pricing pressures.

There was no lower of cost or market adjustments for the interim period ended June 30, 2011 or 2010.

NOTE 5 - DEFERED SPONSORSHIP COST

NASCAR 2011 race season sponsorship

On April 22, 2011, the Company entered into a NASCAR sponsorship agreement for the 2011 race season.  Total payments required under this non-cancelable agreement were $700,000, of which $405,000 has been paid through October 18, 2011 and $295,000 are past due.

 The Company is amortizing the $700,000 over the term of the sponsorship. The unamortized balance of $466,669 is shown as deferred sponsorship costs on the consolidated balance sheets. The amortized expense of $233,331 is included in Advertising and promotion in the consolidated statements of operations for the six months ended June 30, 2011.

NOTE 6 – OFFICE EQUIPMENT

Office equipment, stated at cost, less accumulated depreciation at June 30, 2011 and December 31, 2010 consisted of the following:

	Estimated Useful Life (Years)	June 30, 2011	December 31, 2010

Office equipment	5	$35,961	$4,840

		35,961	4,840

Less accumulated depreciation		(5,519)	(1,062)

		$30,442	$3,778

Depreciation expense

Depreciation expense for the interim periods ended June 30, 2011 and 2010 was $4,457 and $284, respectively.

NOTE 7 – WORKING CAPITAL ADVANCES AND DUE TO FACTOR

Working capital advances

For the interim period ended June 30, 2011, the Company received non-interest bearing working capital advances of $847,500 from 25 investors. These advances were converted into the common shares of Silverhill Management Services, Inc. (“Silverhill”) at $1.00 per share upon the acquisition of Fuel Doctor by Silverhill on August 24, 2011.

Due to factor

In May 2011, the Company entered into a one year factoring and security agreement with a factoring firm. Under the factoring agreement, the factor purchases the Company’s accounts at the its net face amount less an initial factoring fee; the factor advances 75 percent of the accounts balance to the Company, and the remaining amount will be withheld in a non-interest bearing Reserve Account. The factoring fee is computed as a percentage of the face amount of the accounts as follows: 1.5% fee for invoices paid within 30 days of the down payment date with an additional 1.0% for each 15 day period thereafter.   Accounts purchased by the factor are with full recourse with the Company within 120 days from the invoices date. The factoring transaction is treated as a loan, with the receivables used as collateral.

For the six months ended June 30, 2011 and 2010, the Company paid a total of $3,121 and $0, respectively, of interest to the factor which is reported as a component of interest expense.

NOTE 8 – LOANS PAYABLE

Loans payable at June 30, 2011 and December 31, 2010 consisted of the following:

	June 30, 2011	December 31, 2010

Loan payable with fixed interest of $4,000, principal and interest due January 28, 2012	$50,000	$-

Loan payable with interest at 2% per annum, principal and interest due December 20, 2011	26,000	-

	$76,000	$-

NOTE 9 – LONG-TERM DEBT

Long-term debt at June 30, 2011 and December 31, 2010 consisted of the following:

	June 30, 2011	December 31, 2010

Note payable with interest at 2% per annum, principal and interest due January 28, 2013	$101,732	$101,732

Less current maturities	(-)	(-)

LONG-TERM DEBT, net of current maturities	$101,732	$101,732

NOTE 10 – RELATED PARTY TRANSACTIONS

Related parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Mark Soffa	Managing Member of the Company

Joel Gillis	Member of the Company

Ed Wishner	Member of the Company

Nationwide	An entity owned by two members of the Company

Travel advances to managing member

From time to time, the Company advances funds to managing member for business travel. Those advances are due upon return of business travel.

Travel advances to managing member at June 30, 2011 and December 31, 2010 consisted of the following:

	June 30, 2011	December 31, 2010

Travel advances to managing member	$33,145	$35,012

Travel advances to managing member	$33,145	$35,012

Loans payable – related parties

Loans payable – related parties at June 30, 2011 and December 31, 2010 consisted of the following:

	June 30, 2011	December 31, 2010

Loan from managing member, non-interest bearing, due July 10, 2011 and fully repaid on August 10, 2011	$100,000	$-

Loan from Nationwide with interest at 2% per annum, principal and interest due December 7, 2011	320,000	-

	$420,000	$-

Long term debt – related parties

Long term debt – related parties at June 30, 2011 and December 31, 2010 consisted of the following:

	June 30, 2011	December 31, 2010

Loan from managing member *	$-	$209,326

Loan from a member, with interest at 2% per annum, principal and interest due January 28, 2013	125,000	125,000

Loan from a member, with interest at 2% per annum, principal and interest due January 28, 2013	207,500	207,500

Long-term debt – related parties	332,500	541,826

Less current maturities	(-)	(-)

Long-term debt – related parties, net current maturities	$332,500	$541,826

*On September 30, 2011 the managing member of the Company forgave and contributed the entire balance of $209,326 at December 31, 2010 to capital effective on June 30, 2011.

NOTE 11 – MEMBERS’ EQUITY

Capital contribution

For the year ended December 31, 2009, two members of the Company contributed $873,678 as members’ capital.

For the year ended December 31, 2010, two members of the Company contributed $2,479,790 as members’ capital.

For the interim period ended June 30, 2011, two members of the Company contributed $215,000 as members’ capital.

Forgiveness of debt by managing member

On September 30, 2011 the managing member of the Company forgave the entire loan balance of  $209,326 and contributed as capital effective on June 30, 2011.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Exclusive agency agreement

On August 15, 2009, the Company entered into an exclusive agency agreement (the “Exclusive Agency Agreement”) to distribute and market a Fuel saving component, which reduces the utilization of gas known as “fuel doctor” (the “Product”) for the territories of the U.S. and Canada with A to Z Innovations, Limited (“Vendor”), the owner of the patent to the product.  On December 15, 2009, both parties amended the Exclusive Agency Agreement to set the minimum number of units requirement under the Exclusive Agency Agreement. On February 1, 2011, both parties amended the Exclusive Agency Agreement to expand the exclusive territories of distribution to worldwide from the U.S. and Canada. Pursuant to the terms of the amendment, in order for the Company to maintain its exclusive distribution right, the Company must purchase a minimum number of the product, FD-47, during the yearly periods as set forth below:

Contract Year Ending:	Minimum Number of Units Requirement
First year (12/15/2009-12/14/2010)	110,000
Second year (12/15/2010-12/14/2011)	200,000
Third year (12/15/2011-12/14/2012)	500,000
Fourth year (12/15/2012-12/14/2013)	700,000
Fifth year (12/15/2013-12/14/2014)	1,000,000

As of December 14, 2010, the Company purchased 135,000 units.

As of June 30, 2011, the Company deposited $150,000 with the vendor for the purchase of 200,000 units of FD-47.

Legal proceeding

On March 16, 2011, the Company was named as a party to a lawsuit filed by Mlissa Drinville (Mlissa Drinville v. Fuel Doctor, LLC) in the Los Angeles Superior Court (Case No. BC457475).  The plaintiff alleges that Fuel Doctor, LLC's product, the FD-47 did not work as advertised.  The management of the Company believes that this lawsuit is without merit and the Company will vigorously defend itself in this lawsuit.

Operating lease

On April 19, 2011, the Company entered into a non-cancelable operating lease for approximate 5,188 square feet of office space, effective June 15, 2011 and expiring on June 30, 2014.  Future minimum payments required under this non-cancelable operating lease are as follows:

Year ending December 31:

2011 (remainder of year)	$29,568

2012	59,136

2013	59,136

2014	29,568

$177,408

NOTE 13 – CONCENTRATIONS AND CREDIT RISK

Customer and credit concentrations

Customer concentrations for the interim period ended June 30, 2011 and 2010 and credit concentrations at June 30, 2011 and December 30, 2010 are as follows:

	Net Sales for the Interim Period Ended		Accounts Receivable at
	June 30, 2011	June 30, 2010	June 30, 2011	December 31, 2010

Customer A - Heartland America	57.6%	33.0%	62.3%	84.0%

Customer B - Best Buy	6.3%	49.0%	14.9%	5.0%

Customer C - Advanced Auto Parts Inc.	29.0%	-%	13.4%	-%

Customer D- Hammacher Schlemmer	-	11.0%	-	-

	92.9%	94.0%	90.6%	89.0%

A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition.

Vendors and Accounts Payable Concentrations

Vendor concentrations for the interim period ended June 30, 2011 and 2010 and accounts payable concentrations at June 30, 2011 and December 30, 2010 are as follows:

	Net Purchased for the Interim Period Ended		Accounts Payable at
	June 30, 2011	June 30, 2010	June 30, 2011	December 31, 2010

Vendor A - A to Z Innovations	-%	91.0%	-%	91.0%

Vendor B - Turn on Racing	-%	-%	56.0%	-%

Vendor C - TazPack	48.0%	-%	-%	-%

Vendor D - Swinda International	47.0%	-%	9.6%	-%

	95.0%	91.0%	65.6%	91.0%

Product concentration

The Company owns the exclusive marketing and distribution right to the product it distributes and this product accounted for all of the sales for the interim period ended June 30, 2011 and 2010.

NOTE 14 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date of June 30, 2011 through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

On August 24, 2011, the Company was acquired by Silverhill Management Services, Inc.